Exhibit 99.1

POWERSECURE ANNOUNCES $15 MILLION OF

NEW BUSINESS AWARDS

—Wins across all three business units add to record backlog—

WAKE FOREST, N.C. – December 19, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $15 million of new business for distributed generation systems, utility infrastructure projects, energy efficiency lighting products and solar project installations.

“We are very pleased with the pace of our order flow and are thrilled to announce these new business wins,” said Sidney Hinton, chief executive officer of PowerSecure.

“Building on the record backlog we reported in our third quarter earnings announcement last month, these new awards add to the confidence we have in carrying our strong business momentum through 2013,” Hinton added.

The new distributed generation awards include $1.8 million of traditional turn-key PowerSecure distributed generation projects, $1.9 million of turn-key solar energy projects, and $1 million of recurring revenue projects.

Hospitals, manufacturers, grocery stores, military bases and other critical industries continue to choose PowerSecure’s industry-leading solutions to deliver reliable back-up power and cost-effective energy savings.

The utility infrastructure awards total $9.1 million and include transmission and distribution projects to upgrade utility systems, and substation projects.

The energy efficiency lighting awards total $1.6 million and include orders for LED lighting for retail stores.

With the exception of the company’s recurring revenue projects, most of these new awards are for turn-key sales, with the majority of the revenue expected to be recognized in 2013.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of energy efficiency, distributed generation, and utility infrastructure. The company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient and environmentally friendly power at peak times, 2) provide utilities with firm capacity to utilize for demand response and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency business develops efficient LED lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure’s utility infrastructure team provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company's most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

PowerSecure International, Inc.

+1 919 453 2103

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